Exhibit 10.34

[LOGO] salon media group



September 13, 2007


Christopher Neimeth
30 West 74th Street, Apt. 4D
New York, New York 10023


Re:  Employment Agreement - Amendment No. 1

Dear Christopher:

The following paragraph from your employment agreement signed on June 5, 2006 and prior to the 20:1 reverse stock split of Salon Media Group, Inc. (the Company) that was effective November 15, 2006, is hereby deleted:

          "If the goals to be mutually agreed upon within forty-five days of the Start Date are attained, you will be eligible to receive 5,000,000 shares of restricted stock during your employment with the Company. The shares of restricted stock will vest over a period of four years from the date of grant (one fourth for each year after the date of grant). As the Company does not now have an equity compensation plan that allows for the granting of shares of restricted stock, the Company will solicit approval of such a plan by the Company's Board of Directors and stockholders no later than December 31, 2007."

The above deleted paragraph is hereby replaced with:

          "As long as you remain an employee of the Company, you will receive a restricted stock bonus grant of 250,000 shares of common stock when the Company is able to do so. The Company anticipates that it will be able to make such a grant by December 31, 2007. The restricted stock bonus will vest one fourth after you have served one year as Chief Executive Officer and one fourth per year thereafter."

All other provisions of your employment agreement will remain intact.


                                       Sincerely,

                                       Salon Media Group, Inc.


                                       By /s/ Conrad Lowry
                                          ----------------
                                          Conrad Lowry
                                          Chief Financial Officer and Secretary

     I agree to and accept employment with Salon Media Group, Inc. on the terms and conditions set forth in this Agreement.


     Date:  September 13, 2007         /s/ Christopher Neimeth
                                       -----------------------
                                       Christopher Neimeth